UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	71-1049972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89052

(Address of Principal Executive Offices and Zip Code)

2010 Stock Plan
(Full title of the plan)

EMPIRE STOCK TRANSFER INC.
1859 WHITNEY MESA DR
HENDERSON, NV 89014
(Name and address of agent for service)

(416) 214-5640
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Jeffrey A. Sherman
Samuel E. Edwards
Holland & Hart LLP
555 17th Street, Suite 3200, Denver, CO 80202
Telephone:   (303) 295-8000
Facsimile:   (303) 295-8261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐		Accelerated filer ☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$1.00	$5,000,000	$357
Total	5,000,000			$357

(1)          An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)          The price is calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee.  The calculated price per share is the price at which the underlying options may be exercised.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed under the Securities Act to register an aggregate of 5,000,000 shares of common stock of American Lithium Minerals, Inc. (the “Company”) which may be issued pursuant to the 2010 Stock Plan.  The Company’s 2010 Stock Plan authorizes the issuance of a maximum of 5,000,000 shares of our common stock to eligible employees, directors, officers, advisors and consultants of the Company or any of its subsidiaries.  All of the shares issuable under the 2010 Stock Plan are being registered under this registration statement on Form S-8.

The purpose of the 2010 Stock Plan is to reward employees, directors, officers, advisors and consultants for their contributions toward the long term goals of the Company and to enable and encourage such employees, directors, officers, advisors and consultants to acquire shares as long term investments.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

The Company will provide, without charge, to each person to whom a copy of the Section 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus).  Requests should be directed to Hugh Aird, President and Chief Executive Officer, American Lithium Minerals, Inc., 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV, 89052.  The Company’s telephone number is (416) 214-5640.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

1.                                       The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the Commission on December 23, 2009 and the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2009, filed with the Commission on January 6, 2010;

2.                                       The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2009 and March 31, 2010, filed with the Commission on February 16, 2010 and May 12, 2010, respectively;

3.                                       The Company’s Current Reports on Form 8-K filed with the Commission on January 14, 2010, January 15, 2010, February 12, 2010, March 11, 2010, March 18, 2010, and May 24, 2010; and

4.                                       The description of the Company’s common stock contained in its registration statement on Form SB-2 (File No. 333-132648), filed with the Commission on March 23, 2006, including all amendments and reports for the purpose of updating such description.

In addition to the foregoing, all documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our board of directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

•	if such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding;

•	by independent legal counsel (selected by one or more of our directors, whether or not a quorum and whether or not disinterested) in a written opinion; or

•	by our shareholders.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	2010 Stock Plan

4.2	Form of Stock Option Agreement

5.1	Opinion of Holland & Hart LLP

23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.2	Consent of De Joya Griffith & Company, LLC

24.1	Power of Attorney (included on signature page of this registration statement)

Item 9. Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 31, 2010.

AMERICAN LITHIUM MINERALS, INC.

/s/ Hugh Aird
By: Hugh Aird
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Hugh Aird as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES

/s/ Hugh Aird	/s/ Chris Hobbs
By: Hugh Aird	By: Chris Hobbs
President and Chief Executive Officer	Chief Financial Officer and Director
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
May 31, 2010	May 31, 2010

/s/ Patrick Reid	/s/ William Deluce
Patrick Reid	William Deluce
Chairman of the Board of Directors	Director
May 31, 2010	May 31, 2010

/s/ Tim Casgrain
Tim Casgrain
Director
May 31, 2010